Microsoft Word 10.0.2627;                        EXHIBIT 10.2

                            FIRST AMENDMENT TO LEASE


The First Amendment to Lease is made as of May 11, 2005, between Harsch Investment Properties - Nevada, LLC, an Oregon limited liability company (Landlord) and Electrograph Systems, Inc., a New York corporation (Tenant).

                                    RECITALS

a. Landlord and Tenant entered into a Lease dated March 15, 2005, for the Property described therein and located at 470 Mirror Court, Suite 102-103, Henderson, Nevada 89015, consisting of approximately 26,431 square feet, (the "Lease").

B. The Lease provided for an initial term of sixty-three (63) months, expiring on July 31, 2010, and contained a right of first refusal in favor of Tenant to expand into an adjacent area. The Lease also made separate provisions for the Warehouse and the Office Portions of the Premises, based upon an expectation of improvement work to be done and delivering those portions at different times.

C. Prior to the Landlord performing the improvement work in the Office Portion of the original Premises, the Tenant elected to expand into the adjacent space that contains existing office improvements usable by Tenant.

D. Landlord and Tenant now wish to amend the Lease to reflect Tenant's expansion into the adjacent space, identified as Suite 101 ("Expansion Space"), adjust the Tenant's Proportionate Share of the Building and Project, amend the Scope of Work in the Tenant Improvement Agreement, Exhibit "D" of the Lease, amend the Base Rent Schedule and amend the Operating Expenses.

     Therefore, in consideration of the recitals and mutual covenants contained herein, the parties hereby agree as follows:

1. Effective June 1, 2005, the Premises shall be deemed expanded by the addition of the Expansion Space consisting of approximately 10,641 square feet, bringing the total combined square footage of the Premises to 37,072 square feet. The location of the Expansion Space is shown on Exhibit A-1.

2.   The monthly Base Rent shall be amended as follows:

         June 1, 2005 through June 30, 2005                 $5,465.00 per month
         June 1, 2005 through April 30, 2006                $18,152.00 per month
         May 1, 2006 through May 31, 2006                   $5,684.00 per month
         June 1, 2006 through April 30, 2007                $18,878.00 per month
         May 1, 2007 through April 30, 2008                 $19,633.00 per month
         May 1, 2008 through May 31, 2008                   $5,911.00 per month
         June 1, 2008 through April 30, 2009                $20,419.00 per month
         May 1, 2009 through July 31, 2010                  $21,235.00 per month


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3.   Effective  June 1,  2005,  Tenant's  Proportionate  Share of the first year estimated Operating Expenses shall be $4,448.64 per month for the entire Premises.

4. Effective June 1, 2005, the Tenant's Proportionate Share (a) of the Building shall be 55.629% and/or (b) of the Project shall be 9.490%.

5. The parties hereby agree that the Scope of Work originally contemplated to occur in Suite 102-103 and described in Exhibit "D" to the Lease will not be done. Instead, the Scope of Work in Exhibit "D" shall be modified such that Landlord shall only be obligated to perform the following work in Suite 101:

     a)   refurbish the office area with new carpet and new paint;

     b) install a second restroom in the warehouse next to the existing office restroom;

     c) install a roll-up door in the warehouse wall to create access between Suites 101 and 102; and

     d) convert an existing office into a break room, labeled Break 102, as shown on Exhibit A-1 to this Amendment.

     Except as the Scope of Work is modified above, the parties intend that the manner of performing the Work, and Landlord's Contribution of the Tenant Improvement Allowance, shall be as originally provided in Exhibit "D".

6. Since the Office Portion of Suite 102-103 will not need to be improved as originally contemplated, the distinction in the Lease between the Office Portion and the Warehouse Portion of the original Premises (Suite 102-103) is no longer relevant, any such references in the Lease, including without limitation, those which refer to a separate time for delivery of possession of the different portions are hereby deemed eliminated, and the parties confirm that possession of all of Suite 102-103 has been delivered to Tenant.

7. In all other respects, the provisions of the Lease shall remain as originally specified.

THE SUBMISSION OF THIS LEASE AMENDMENT FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE OR A RESERVATION OF OR OPTION FOR THE PREMISES. THIS DOCUMENT AND THE OBLIGATIONS HEREUNDER SHALL BECOME EFFECTIVE AND BINDING ON THE PARTIES ONLY UPON EXECUTION AND DELIVERY OF THIS LEASE AMENDMENT BY TENANT AND BY LANDLORD.

Landlord:                                   Tenant:
Harsch Investment Properties-Nevada         Electrograph Systems, Inc., a New
LLC, an Oregon limited liability company    York corporation

By:  /s/ John Ramos                         By: /s/ Kathy Koziol
Name: John Ramos                            Name: Kathy Koziol
Title:  VP Operations                       Title:  Dir. Of Operations

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